Exhibit 99.1

SPX FLOW DELIVERS GROWTH AND PROFIT IMPROVEMENT IN SECOND QUARTER 2018

●	Orders Grew 14% to $575 million, Including 12% Organic Growth Year-Over-Year

●	Revenue Grew 7%, Including 2.5% Organic* Growth

●	EPS Grew 125% to $0.54 Per Share

●	Reaffirmed 2018 Guidance on Stronger Organic Growth and Lower Currency Benefit
____________________________________________________________________________________
CHARLOTTE, NC - August 1, 2018 - SPX FLOW, Inc. (NYSE:FLOW) today reported results for the quarter ended June 30, 2018 and reaffirmed its 2018 full year guidance.
“During the second quarter we made solid progress across many fronts on our journey to transform SPX FLOW into a high performing operating enterprise. We continued to grow our high value product lines and aftermarket business, while emphasizing crisp execution across our operations. Our global team is engaged and committed to building a customer-centric culture, rooted in continuous improvement, and to achieving excellence across all phases of our business. As we move forward, we see great potential to drive higher customer satisfaction, improved operating performance and greater shareholder value,” said Marc Michael, President and Chief Executive Officer.
Michael continued, “In Q2 we delivered solid growth and improvement versus the prior year period, underscored by 14% order growth, 7% revenue growth and 330 points of operating margin expansion. Net income was $23 million and EPS was $0.54, up 125% versus the prior year. We generated $62 million of EBITDA, up 41% year-over-year, driven by the revenue growth, savings from cost reduction initiatives and a higher level of productivity in our factories. As compared to our guidance, we delivered stronger than anticipated results through solid backlog execution which enabled us to offset currency headwinds and a net ($0.03) per share impact from taxes. Additionally, we strengthened our financial position for the sixth consecutive quarter, by reducing gross debt 3% and net leverage to 2.6x.”
“Q2 orders were $575 million marking our highest level of quarterly orders since Q1 2015. Organic order growth of 12% was broad-based with growth across all three reporting segments, led by sharp, double-digit growth in medium-size capital orders for Food and Beverage systems and North American oil pipeline valves. Notably, for the second consecutive quarter we delivered high-single digit organic order growth across our highest value food and beverage and industrial product lines, reflecting continued progress executing our growth strategy.”
“On a sequential basis, orders increased 13% in total and 16% organically. Our backlog remained strong at $1.05 billion, up 13% year-over-year and flat sequentially as 5% organic backlog growth offset a 5% currency headwind during the period.”
“For the full year, we reaffirmed guidance for EPS in the range of $2.21 to $2.56 per share, EBITDA between $240 and $260 million and Free Cash Flow between $105 and $125 million. Our target revenue range remains between $2.055 and $2.105 billion and now reflects mid-single digit organic growth and a 1% currency benefit, as compared to low-single digit organic growth and a 4% currency benefit in our previous guidance,” concluded Michael.

Second Quarter 2018 Consolidated Results

$ millions; except per share data	Q2 2018	Q2 2017	Variance	Organic Variance
Backlog	$1,050.1	$930.6	12.8%	12.4%
Orders	575.3	503.6	14.2%	12.5%
Revenues(1)	531.2	498.0	6.7%	2.5%
Operating income	48.5	29.0	67.2%
Margin %	9.1%	5.8%	330bps
Net income	22.9	10.3
EPS	$0.54	$0.24

EBITDA*	$61.9	$43.8	41.3%
Operating Cash Flow	3.0	48.8
Free Cash Flow (usage)*	(4.2)	42.2
Note: The commentary below is on an organic basis and as compared to the prior year period.

•	Backlog increased 12.4%, or $115.8 million with growth across all three segments, including double-digit growth in the Food and Beverage and Industrial backlogs.

•
Orders grew 12.5% driven by sharp, double-digit growth in medium-size capital orders for Food and Beverage systems and North American OE pipeline valves. Orders for Food and Beverage and Industrial components grew double-digits in aggregate and aftermarket orders across the enterprise grew mid-single-digits.

•	Revenues* grew 2.5%, primarily driven by increased shipments of Industrial products, and Food and Beverage components. Aftermarket revenues grew mid-single digits with growth across each segment.

•
Operating income was $48.5 million, or 9.1% of revenues, an increase of $19.5 million, or 330 points. The increase in income and margin was driven by the organic growth referenced above, savings from cost reduction initiatives and a higher level of productivity. Additionally, the company recorded $1.1 million of special charges, as compared to $6.7 million in the prior year period.

•	Diluted earnings per share were $0.54, up 125% and included:

◦
A net tax charge of $(0.03) per share as compared to the company’s guidance, due primarily to a reduction of previously recorded foreign tax credits available to the company from distributions of income taxed under the transition tax provisions of the U.S. Tax Cuts and Jobs Act.

•	EBITDA* increased to $61.9 million or 41.3%, primarily driven by the increase in operating income noted above.

•	Free cash flow* was a $(4.2) million investment and included $7.2 million of capital expenditures and $6.3 million of restructuring payments.
Second Quarter 2018 Results by Segment
Food and Beverage

$ millions	Q2 2018	Q2 2017	Variance	Organic Variance
Backlog	$382.9	$320.3	19.5%	19.1%
Orders	199.3	165.3	20.6%	18.5%
Revenues(1)	187.6	176.5	6.3%	0.6%
Income	20.0	17.3	15.6%
As a percent of revenues	10.7%	9.8%	90bps
Note: The commentary below is on an organic basis and as compared to the prior year period.

•	Backlog increased 19.1% driven primarily by an increase in dairy processing system orders including two large orders awarded in Q4 2017 which totaled $71.5 million.

•	Orders grew 18.5% driven by sharp double-digit growth in system orders, primarily for fresh liquid dairy processing. Component and aftermarket orders grew mid-single digits.

•	Revenues* grew modestly as growth in component and aftermarket sales was partially offset by a lower level of volume of system revenue.

•
The increase in segment income and margin was driven by the organic revenue growth described above, savings from cost reduction initiatives, improved project execution and increased productivity in our Bydgoszcz, Poland facility.

Power and Energy

$ millions	Q2 2018	Q2 2017	Variance	Organic Variance
Backlog	$430.8	$403.5	6.8%	5.8%
Orders	170.0	145.4	16.9%	14.8%
Revenues(1)	151.8	145.0	4.7%	(1.6)%
Income	14.5	10.0	45.0%
As a percent of revenues	9.6%	6.9%	270bps
Note: The commentary below is on an organic basis and as compared to the prior year period.

•	Backlog increased 5.8% driven primarily by a higher level of OE pump and valve orders related to North American midstream oil applications and to a lesser extent, nuclear power.

•
Orders increased by 14.8% primarily driven by an increased level of demand for oil pipeline valves in the North American midstream market along with an uptick in aftermarket activity for nuclear and upstream pumps. This growth was partially offset by a lower level of OE orders for nuclear pumps.

•	Revenues* decreased (1.6)% due primarily to a lower level of filtration shipments, partially offset by an increase in midstream pipeline valve shipments and modest aftermarket growth.

•	The increase in segment income and margin was driven by savings from cost reduction initiatives, a higher margin revenue mix and improved productivity.
Industrial

$ millions	Q2 2018	Q2 2017	Variance	Organic Variance
Backlog	$236.4	$206.8	14.3%	15.0%
Orders	206.0	192.9	6.8%	5.5%
Revenues(1)	191.8	176.5	8.7%	7.8%
Income	27.5	20.8	32.2%
As a percent of revenues	14.3%	11.8%	250bps
Note: The commentary below is on an organic basis and as compared to the prior year period.

•	Backlog increased 15.0% with the growth concentrated in the mixer and pump product lines and to a lesser extent, in the dehydration and hydraulic tools product lines.

•	Orders grew 5.5% led by growth across the hydraulic tools, mixer and heat exchanger product lines, and to a lesser extent pumps.

•	Revenues* grew 7.8%, driven by solid aftermarket growth and increased shipments of dehydration equipment, pumps, mixers, and hydraulic tools.

•	The segment income growth and margin expansion was driven by the organic growth described above, as well as savings from cost reduction initiatives.

OTHER ITEMS
Debt Repayment: In Q2 2018 the company made a voluntary prepayment of $20.0 million on its term loan. This payment, coupled with the required quarterly principal payment of $5.0 million, reduced the outstanding principal balance of the term loan to $210.0 million.
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended June 30, 2018 with the Securities and Exchange Commission on August 1, 2018. This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in rotating, actuating and hydraulic technologies, as well as automated process systems, into food and beverage, industrial and power and energy markets. SPX FLOW has approximately $2 billion in annual revenues with operations in more than 30 countries and sales in more than 150 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate our ongoing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

(1)	Organic revenue growth (decline) is calculated on a constant currency basis and excludes the net impact related to the adoption of the ASC 606 revenue recognition standard.
Note: Net leverage is as defined by the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor and Media Contact:
Ryan Taylor, Vice President, Communications and Investor Relations
Phone: 704-752-4486
Email: investor@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Revenues	$531.2	$498.0	$1,021.5	$931.2
Cost of products sold	358.5	345.0	693.1	639.1
Gross profit	172.7	153.0	328.4	292.1
Selling, general and administrative	118.8	113.0	234.3	228.3
Intangible amortization	4.3	4.3	8.7	8.9
Special charges	1.1	6.7	3.7	15.3
Operating income	48.5	29.0	81.7	39.6

Other expense, net	(0.8)	(0.3)	(5.4)	(2.4)
Interest expense, net	(12.4)	(15.8)	(24.9)	(31.7)
Income before income taxes	35.3	12.9	51.4	5.5
Income tax provision	(11.9)	(2.7)	(12.7)	(2.6)
Net income	23.4	10.2	38.7	2.9
Less: Net income (loss) attributable to noncontrolling interests	0.5	(0.1)	0.3	—
Net income attributable to SPX FLOW, Inc.	$22.9	$10.3	$38.4	$2.9

Basic income per share of common stock	$0.54	$0.25	$0.91	$0.07
Diluted income per share of common stock	$0.54	$0.24	$0.90	$0.07

Weighted average number of common shares outstanding - basic	42.146	41.844	42.072	41.724
Weighted average number of common shares outstanding - diluted	42.616	42.221	42.559	42.058

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and equivalents	$204.9	$263.7
Accounts receivable, net	383.2	381.4
Contract assets	77.4	57.7
Inventories, net	325.3	293.9
Other current assets	39.8	50.0
Total current assets	1,030.6	1,046.7
Property, plant and equipment:
Land	34.3	35.1
Buildings and leasehold improvements	233.8	238.3
Machinery and equipment	463.7	461.6
	731.8	735.0
Accumulated depreciation	(383.7)	(374.1)
Property, plant and equipment, net	348.1	360.9
Goodwill	754.5	771.3
Intangibles, net	335.5	350.3
Other assets	149.4	159.8
TOTAL ASSETS	$2,618.1	$2,689.0

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$234.1	$219.4
Contract liabilities	192.6	182.3
Accrued expenses	178.9	207.3
Income taxes payable	23.7	21.6
Short-term debt	27.0	24.2
Current maturities of long-term debt	20.5	20.5
Total current liabilities	676.8	675.3
Long-term debt	792.1	850.9
Deferred and other income taxes	55.2	63.3
Other long-term liabilities	119.7	125.5
Total long-term liabilities	967.0	1,039.7
Mezzanine equity	21.0	22.2
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,656.7	1,650.9
Accumulated deficit	(283.3)	(327.5)
Accumulated other comprehensive loss	(417.7)	(372.8)
Common stock in treasury	(13.3)	(8.9)
Total SPX FLOW, Inc. shareholders' equity	942.8	942.1
Noncontrolling interests	10.5	9.7
Total equity	953.3	951.8
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,618.1	$2,689.0

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended				As of and for the six months ended
	June 30, 2018	July 1, 2017	Δ	%/bps	June 30, 2018	July 1, 2017	Δ	%/bps
Food and Beverage
Backlog	$382.9	$320.3	$62.6	19.5%	$382.9	$320.3	$62.6	19.5%
Orders	199.3	165.3	34.0	20.6%	370.5	349.5	21.0	6.0%
Revenues	187.6	176.5	11.1	6.3%	354.1	342.4	11.7	3.4%
Gross profit	59.1	54.2	4.9		114.0	105.3	8.7
as a percent of revenues	31.5%	30.7%		80bps	32.2%	30.8%		140bps
Selling, general and administrative expense	37.2	35.1	2.1		72.3	68.4	3.9
as a percent of revenues	19.8%	19.9%		(10)bps	20.4%	20.0%		40bps
Intangible amortization expense	1.9	1.8	0.1		3.8	4.1	(0.3)
Income	$20.0	$17.3	$2.7	15.6%	$37.9	$32.8	$5.1	15.5%
as a percent of revenues	10.7%	9.8%		90bps	10.7%	9.6%		110bps

Power and Energy
Backlog	$430.8	$403.5	$27.3	6.8%	$430.8	$403.5	$27.3	6.8%
Orders	170.0	145.4	24.6	16.9%	314.4	313.2	1.2	0.4%
Revenues	151.8	145.0	6.8	4.7%	296.5	250.9	45.6	18.2%
Gross profit	45.9	40.0	5.9		89.9	70.1	19.8
as a percent of revenues	30.2%	27.6%		260bps	30.3%	27.9%		240bps
Selling, general and administrative expense	30.3	28.9	1.4		60.9	59.4	1.5
as a percent of revenues	20.0%	19.9%		10bps	20.5%	23.7%		(320)bps
Intangible amortization expense	1.1	1.1	—		2.3	2.2	0.1
Income	$14.5	$10.0	$4.5	45.0%	$26.7	$8.5	$18.2	214.1%
as a percent of revenues	9.6%	6.9%		270bps	9.0%	3.4%		560bps

Industrial
Backlog	$236.4	$206.8	$29.6	14.3%	$236.4	$206.8	$29.6	14.3%
Orders	206.0	192.9	13.1	6.8%	399.4	376.1	23.3	6.2%
Revenues	191.8	176.5	15.3	8.7%	370.9	337.9	33.0	9.8%
Gross profit	67.7	58.8	8.9		124.5	116.7	7.8
as a percent of revenues	35.3%	33.3%		200bps	33.6%	34.5%		(90)bps
Selling, general and administrative expense	38.9	36.6	2.3		73.9	72.2	1.7
as a percent of revenue	20.3%	20.7%		(40)bps	19.9%	21.4%		(150)bps
Intangible amortization expense	1.3	1.4	(0.1)		2.6	2.6	—
Income	$27.5	$20.8	$6.7	32.2%	$48.0	$41.9	$6.1	14.6%
as a percent of revenues	14.3%	11.8%		250bps	12.9%	12.4%		50bps

Consolidated Backlog	$1,050.1	$930.6	$119.5	12.8%	$1,050.1	$930.6	$119.5	12.8%
Consolidated Orders	575.3	503.6	71.7	14.2%	1,084.3	1,038.8	45.5	4.4%
Consolidated Revenues	531.2	498.0	33.2	6.7%	1,021.5	931.2	90.3	9.7%
Consolidated Segment Income	62.0	48.1	13.9	28.9%	112.6	83.2	29.4	35.3%
as a percent of revenues	11.7%	9.7%		200bps	11.0%	8.9%		210bps

Total income for reportable segments	$62.0	$48.1	$13.9		$112.6	$83.2	$29.4
Corporate expense	12.0	12.1	(0.1)		26.4	27.6	(1.2)
Pension and postretirement service costs	0.4	0.3	0.1		0.8	0.7	0.1
Special charges	1.1	6.7	(5.6)		3.7	15.3	(11.6)
Consolidated Operating Income	$48.5	$29.0	$19.5	67.2%	$81.7	$39.6	$42.1	106.3%
as a percent of revenues	9.1%	5.8%		330bps	8.0%	4.3%		370bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cash flows from operating activities:
Net income	$23.4	$10.2	$38.7	$2.9
Adjustments to reconcile net income to net cash from operating activities:
Special charges	1.1	6.7	3.7	15.3
Deferred income taxes	(2.1)	(0.7)	1.4	(3.9)
Depreciation and amortization	14.7	15.0	29.8	30.7
Stock-based compensation	4.0	3.9	9.1	7.9
Pension and employee benefits provided in stock	1.3	2.1	4.4	3.3
Loss (gain) on asset sales and other, net	0.2	(1.5)	0.2	(1.5)
Changes in operating assets and liabilities:
Accounts receivable and other assets	(18.2)	4.0	(4.1)	25.5
Contract assets and liabilities, net	(18.2)	(6.6)	(7.6)	17.3
Inventories	(13.0)	3.1	(34.9)	(18.4)
Accounts payable, accrued expenses and other	16.1	21.7	(12.0)	11.3
Cash spending on restructuring actions	(6.3)	(9.1)	(10.1)	(18.5)
Net cash from operating activities	3.0	48.8	18.6	71.9
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	—	10.8	—	31.1
Capital expenditures	(7.2)	(6.6)	(12.4)	(11.4)
Net cash from (used in) investing activities	(7.2)	4.2	(12.4)	19.7
Cash flows used in financing activities:
Borrowings under senior credit facilities	36.3	41.0	55.8	125.5
Repayments of senior credit facilities	(61.3)	(69.0)	(115.8)	(202.5)
Borrowings under trade receivables financing arrangement	37.5	39.0	65.5	77.1
Repayments of trade receivables financing arrangement	(39.5)	(62.4)	(62.5)	(98.3)
Borrowings under other financing arrangements	3.7	5.8	3.7	5.8
Repayments of other financing arrangements	(0.8)	(1.6)	(3.9)	(9.6)
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.4)	(0.1)	(4.4)	(3.3)
Dividends paid to noncontrolling interests in subsidiary	(1.2)	(1.4)	(2.2)	(1.5)
Net cash used in financing activities	(25.7)	(48.7)	(63.8)	(106.8)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(9.2)	13.1	(1.3)	26.2
Net change in cash, cash equivalents and restricted cash	(39.1)	17.4	(58.9)	11.0
Consolidated cash, cash equivalents and restricted cash, beginning of period	245.1	209.8	264.9	216.2
Consolidated cash, cash equivalents and restricted cash, end of period	$206.0	$227.2	$206.0	$227.2

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended June 30, 2018
	Net Revenue Growth	Foreign Currency	Adoption of New Revenue Standard*	Organic Revenue Growth (Decline)
Food and Beverage	6.3%	2.0%	3.7%	0.6%
Power and Energy	4.7%	2.3%	4.0%	(1.6)%
Industrial	8.7%	1.1%	(0.2)%	7.8%
Consolidated	6.7%	1.8%	2.4%	2.5%

	Six Months Ended June 30, 2018
	Net Revenue Growth	Foreign Currency	Adoption of New Revenue Standard*	Organic Revenue Growth (Decline)
Food and Beverage	3.4%	4.6%	2.7%	(3.9)%
Power and Energy	18.2%	4.0%	3.7%	10.5%
Industrial	9.8%	3.3%	0.7%	5.8%
Consolidated	9.7%	3.9%	2.3%	3.5%

*Transitioned to ASC 606 accounting for revenue recognition in Q1 2018.

SPX FLOW, INC. AND SUBSIDIARIES
CASH, DEBT AND NET DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	June 30, 2018
Beginning cash, cash equivalents and restricted cash	$264.9

Net cash from operating activities	18.6
Capital expenditures	(12.4)
Borrowings under senior credit facilities	55.8
Repayments of senior credit facilities	(115.8)
Borrowings under trade receivables financing arrangement	65.5
Repayments of trade receivables financing arrangement	(62.5)
Borrowings under other financing arrangements	3.7
Repayments of other financing arrangements	(3.9)
Minimum withholdings paid on behalf of employees for net share settlements, net	(4.4)
Dividends paid to noncontrolling interests in subsidiary	(2.2)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(1.3)

Ending cash, cash equivalents and restricted cash	$206.0

	Debt and Net Debt at
	June 30, 2018	December 31, 2017
Term loan	$210.0	$270.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Trade receivables financing arrangement	3.0	—
Other indebtedness	35.7	35.8
Less: deferred financing fees	(9.1)	(10.2)
Total debt	$839.6	$895.6

Total debt	$839.6	$895.6
Less: cash and equivalents	(204.9)	(263.7)
Net debt	$634.7	$631.9

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended		2018
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017	Mid-Point Guidance
Net cash from operating activities	$3.0	$48.8	$18.6	$71.9	$145
Capital expenditures	(7.2)	(6.6)	(12.4)	(11.4)	(30)
Free cash flow from operations	$(4.2)	$42.2	$6.2	$60.5	$115

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended		2018
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017	Mid-Point Guidance
Net income attributable to SPX FLOW, Inc.	$22.9	$10.3	$38.4	$2.9	$102

Income tax provision	11.9	2.7	12.7	2.6	40
Interest expense, net	12.4	15.8	24.9	31.7	49
Depreciation and amortization	14.7	15.0	29.8	30.7	59
EBITDA	61.9	43.8	105.8	67.9	$250
Special charges	1.1	6.7	3.7	15.3
Non-cash compensation expense	4.0	5.3	11.5	10.9
Non-service pension and postretirement related costs (benefits)	0.9	0.4	1.2	(0.4)
Interest income	1.2	1.3	3.2	2.3
Loss (gain) on asset sales and other, net	0.2	(1.5)	0.2	(1.5)
Other	0.2	0.1	0.4	0.3
Bank consolidated EBITDA	$69.5	$56.1	$126.0	$94.8